As filed with the U.S. Securities and Exchange Commission on January 11, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

10X Capital Venture Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1611637
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 World Trade Center, 85th Floor

New York, NY 10007

(212) 257-0069

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hans Thomas

Chief Executive Officer and Chairman

1 World Trade Center, 85th Floor

New York, NY 10007

(212) 257-0069

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein Elliott M. Smith White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200	Maples and Calder (Cayman) LLP PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Douglas S. Ellenoff Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-253868)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	1,265,000 Units	$10.00	$12,650,000	$1,172.66
Class A ordinary shares included as part of the units(3)	1,265,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	632,500 Warrants	—	—	— (4)
Class A ordinary shares underlying warrants included as part of the units	632,500 Shares	$11.50(5)	$7,273,750	$674.28
Total			$19,923,750	$1,846.94(6)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-253868)

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	Pursuant to Rule 457(g) under the Securities Act, no additional fee.
(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the price of the warrants.
(6)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $452,812,500 on its Registration Statement on Form S-1, as amended (File No. 333-253868), which was declared effective by the U.S. Securities and Exchange Commission on January 11, 2022. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $19,923,750 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of (i) 1,265,000 additional units of 10X Capital Venture Acquisition Corp. III (the “Registrant”), each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant, and (ii) 632,500 additional Class A ordinary shares underlying the warrants included in such units, in each case pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253868) (the “Prior Registration Statement”), initially filed by the Registrant on March 4, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on January 11, 2022. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of January 12, 2022), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 12, 2022.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-253868) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of White & Case LLP.

5.2	Opinion of Maples and Calder (Cayman) LLP.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of White & Case LLP (included on Exhibit 5.1).

23.3	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City New York, New York, on the 11th day of January, 2022.

10X CAPITAL VENTURE ACQUISITION CORP. III

By:	/s/ Hans Thomas
Hans Thomas
Chairman Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Hans Thomas	Chairman and Chief Executive Officer	January 11, 2022
Hans Thomas	(Principal Executive Officer)

/s/ Guhan Kandasamy	Chief Financial Officer	January 11, 2022
Guhan Kandasamy	(Principal Financial and Accounting Officer)

/s/ David Weisburd	Chief Operating Officer, Head of Origination	January 11, 2022
David Weisburd	and Director

/s/ Christopher Jurasek	Director	January 11, 2022
Christopher Jurasek

/s/ Boris Silver	Director	January 11, 2022
Boris Silver

/s/ Woodrow H. Levin	Director	January 11, 2022
Woodrow H. Levin

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